UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): February 22, 2013

GTJ REIT, INC.
(Exact Name of Registrant as Specified in Its Charter)

Maryland	0001368757	20-5188065
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification No.)

444 Merrick Road Lynbrook, NY	11563
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (516) 881-3535

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                     Entry into a Material Definitive Agreement.

The disclosure set forth in Item 2.03 below is incorporated herein by reference in its entirety.

Item 2.03       Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
On February 22, 2013 (the “Closing Date”), Farm Springs Road, LLC (“Farm Springs”), a wholly owned-subsidiary of GTJ Realty, L.P. (“GTJ Realty”), and Aviva Life and Annuity Company (“Aviva”) entered into a Open-End First Mortgage Deed, Security Agreement and Fixture Filing (the “Agreement”)., as well as a promissory note (the “Note”). Pursuant to the Agreement and Note, Farm Springs borrowed fifteen million dollars ($15,000,000) (the “Proceeds”) from Aviva, at an interest rate of three percent (3%) per annum. Pursuant to the Note, Farm Springs shall pay interest only in the amount of thirty seven thousand five hundred dollars ($37,500) in fifty nine (59) consecutive installments from April 1, 2013 until February 1, 2018. On March 1, 2018, Farm Springs shall make a final payment of the entire remaining balance of the Proceeds, in addition to any unpaid interest. In addition, Farm Springs executed a Reserve Agreement dated as of the Closing Date, whereby Farm Springs provided additional collateral to Aviva of two hundred twenty-five thousand dollars ($225,000). GTJ REIT, Inc. (the “Company”), the sole member of GTJ GP LLC, which is the general partner of GTJ Realty, used approximately ten million seventy thousand nine hundred ten dollars ($10,070,910) from the Proceeds to satisfy in full the Company’s obligations to M&T Bank relating to a prior mortgage on the Property including the release of the guaranty given by the Company to M&T Bank. GTJ Realty will use the remaining Proceeds for general working capital and other corporate purposes.

For the purposes of securing the Proceeds, Farm Springs has granted Aviva a security interest in 8 Farm Springs Road, Farmington, Connecticut, as more specifically described in Exhibit A to the Agreement (the “Property”). Such security interest includes, but is not limited to, all rents, insurance claims and all fixtures relating to such Property. The obligations under the Agreement are guaranteed by GTJ Realty, pursuant to the terms of that certain Guaranty entered into by GTJ Realty and Aviva.

The summary of the Agreement and the related transaction described above are qualified in their entirety by reference to the Open-End First Mortgage Deed, Security Agreement and Fixture Filing, Promissory Note, Guaranty and Reserve Agreement which are filed as Exhibits 10.1, 10.2, 10.3 and 10.4 respectively.

Item 9.01      Financial Statements and Exhibits.

(d)   Exhibits.

Exhibit	Description
10.1	Open-End First Mortgage Deed, Security Agreement and Fixture Filing executed by Farm Springs Road, LLC, GTJ REALTY, LP, GTJ GP, LLC and GTJ REIT, INC dated February 22, 2013.
10.2	Promissory Note executed by Farm Springs Road, LLC, GTJ REALTY, LP, GTJ GP, LLC and GTJ REIT, INC dated February 22, 2013.
10.3	Guaranty for the benefit of Aviva Life and Annuity Company executed by GTJ REALTY, LP, GTJ GP, LLC and GTJ REIT, INC dated February 22, 2013.
10.4	Reserve Agreement executed by Farm Springs Road, LLC, GTJ REALTY, LP, GTJ GP, LLC and GTJ REIT, INC dated February 22, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GTJ REIT, INC.

Dated: February 28, 2013	By:	/s/ Paul Cooper
Paul Cooper
Chief Executive Officer